Exhibit 5
                                  Legal Opinion



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                                [OBJECT OMITTED]



                                                     ATTORNEYS AT LAW
                                                     233 EAST  REDWOOD STREET
                                                     BALTIMORE, MARYLAND
                                                     21202-3332
                                                     410-576-4000
                                                     WWW.GFRLAW.COM



                                 August 23, 2002



First United Corporation
19 South Second Street
Oakland, Maryland 21550

                       Re:     First United Corporation
                               Dividend Reinvestment and Stock Purchase Plan Registration Statement (No. 33-26248) on Form S-3
                               -------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to First United Corporation, a Maryland corporation (the "Company"), in connection with the issuance by the Company of up to 194,431 shares of common stock, par value $.01 per share (the "Shares"), under the Company's Dividend Reinvestment and Stock Purchase Plan, pursuant to the above-referenced Registration Statement, as amended by the Post-Effective Amendment No. 2 thereto (the "Registration Statement") under the Securities Act of 1933, as amended, filed on this date by the Company with the Securities and Exchange Commission.

         We have examined copies of (i) the Articles of Incorporation of the Company, as amended and restated, (ii) the Bylaws of the Company, as amended and restated, and (iii) minutes of the proceedings of the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

         Based on the foregoing, it is our opinion that the Shares, when issued and sold by the Company as contemplated by the Registration Statement, will be duly and validly issued, fully paid and nonassessable.


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         The  foregoing  opinion is limited to the laws of the State of Maryland and of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                Gordon, Feinblatt, Rothman,
                                   Hoffberger and Hollander, LLC


                                 By:  /s/ Abba David Poliakoff
                                      ------------------------------------------
                                      Abba David Poliakoff, a Member of the Firm